Exhibit 99.1

Biodiesel — Fueling A Better Future September 2009 Newsletter Volume 5, Number 4
MESSAGE from the BOARD of DIRECTORS
The process concerning the proposed consolidation of Western Iowa Energy (WIE) and Renewable Energy Group (REG) continues to move forward. We, the board of directors of WIE, have been concentrating on two important areas. The first of these is the area of operations. We stay abreast of operational changes and follow the actions of our excellent leadership team knowing very well that we serve as a referee to operations and would be required to blow the whistle or throw the flag if something should go amiss! The second important function of the WIE board is to establish a road map to cover the near future as well as looking at the longer term. Board members must have a vision of where the company is going and what resources will be required to achieve that vision. We must be aware of such things as necessary capital, facility development, knowledge level required, employment status and other issues that are required when developing a clear vision of our future.
Since the inception of WIE, the company has been a small stand-alone manufacturing plant. WIE has been very blessed since the plant began in spite of the challenging biodiesel industry in which we find ourselves. WIE has never employed personnel to market our production, manage our traffic logistics, oversee information technology, establish pricing, build relationships with our customers, develop personnel to price and acquire raw products and perform other management functions. From day one, WIE has employed REG to do many of these functions due to the inherent economic efficiency. The board continues to recognize the high cost of performing all these functions as a stand-alone plant; therefore, the board continues to support a consolidation with REG. The board believes such a consolidation will position both companies to be stronger and able to compete in this difficult environment. Anticipating the future can be difficult and risky, but failure to plan could lead to disaster; and that is why the board has worked on this plan for the past 10 to 12 months.
We will continue to keep unit holders informed. We anticipate hosting informational meetings in the future prior to a member meeting that will be necessary to vote on the consolidation. Following the informational meetings, the unit holders of WIE will make the final decision by way of their vote. The board of directors of WIE encourages all unit holders to support this consolidation because we believe such a consolidation will be beneficial to the company as we move forward in the manufacturing of this relatively new product called biodiesel. Please take the time to read the complete text of the Q&A published in this newsletter.

Questions & Answers Regarding WESTERN IOWA ENERGY LLC’s Proposed
Consolidation With RENEWABLE ENERGY GROUP, INC.
The following section provides answers to frequently asked questions about the consolidation and the effect of the consolidation on holders of membership units of WIE.
REG Newco, Inc. has filed with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 containing a preliminary Joint Proxy Statement/Prospectus and each of Renewable Energy Group, Inc. (REG), Newco, and WIE, plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to unit holders of WIE. INVESTORS AND SECURITY HOLDERS OF WIE ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by REG Newco or WIE through the web site maintained by the SEC at www.sec.gov.
Q: What will I be asked to vote on?
A: WIE has entered into an Asset Purchase Agreement with REG Newco, Inc. (Newco) to consolidate WIE as a wholly-owned subsidiary of Newco. Unit holders of WIE will be asked to vote (1) to approve and adopt the WIE Asset Purchase Agreement that provides for the acquisition of substantially all assets and liabilities of WIE by REG Wall Lake, LLC, which is a wholly owned subsidiary of Newco, and (2) in the event proposal no. 1 is approved, to approve and adopt a proposal to dissolve, wind up, and liquidate WIE as soon as reasonably practicable following the consummation of the sale of substantially all of WIE’s assets to, and the assumption of certain liabilities of WIE by REG Wall Lake, LLC, as contemplated in the Asset Purchase Agreement.
Q: What will I receive in the consolidation?
A: Upon the closing of the Asset Purchase Agreement, Newco will deliver to WIE a total of 7,097,562 shares of Newco Common Stock and 264,003 shares of Newco Series A Preferred Stock, subject to adjustment for fractional shares. Following the consummation of the asset purchase and as part of the proposed dissolution, winding up, and liquidation, WIE intends to distribute in accordance with its capital accounts the shares received from Newco pursuant to the Asset Purchase Agreement, less 2% of the total shares of Newco Common Stock and Newco Series A Preferred Stock, which is expected to be distributed to WIE’s financial advisor, Houlihan Smith & Company, as payment for services rendered to WIE. Any Newco Common Stock and Newco Series A Preferred Stock distributed to REG in accordance with its capital account as a result of the dissolution, winding up and liquidation of WIE will be subject to significant restrictions regarding voting, dividends and transfer. WIE may be required to distribute Newco shares to satisfy creditors or claimants prior to any distribution to WIE unit holders, which would reduce the number of shares that would be available for distribution to WIE unit holders. Any fractional shares of Newco Common Stock or Newco Series A Preferred Stock issuable to a holder of WIE’s units shall be rounded up to the next full share of Newco Common Stock or Newco Series A Preferred Stock, as the case may be.
Q: What is the recommendation of the board of directors of WIE?
A: The board of directors of WIE recommends that its unit holders vote in favor of the approval and adoption of the WIE Asset Purchase Agreement and the dissolution, winding up and liquidation of WIE.
Q: Why are the parties proposing to consolidate?
A: The board of WIE has determined that the consolidation is in the best interests of the company.

Q: What is the required vote to approve the consolidation transaction?
A: The adoption and approval of the sale of substantially all of WIE’s assets pursuant to the terms of the Asset Purchase Agreement by the WIE members requires the affirmative vote of the holders of a majority of the outstanding membership units of WIE. The adoption of the proposal to dissolve, wind up and liquidate WIE requires the affirmative vote of the holders of at least 75% of the outstanding membership units of WIE.
Q: What percentage of outstanding WIE membership units entitled to vote for the consolidation transaction is held by directors, executive officers, and their affiliates?
A: Directors and executive officers of WIE and their affiliates hold 8.9% of the outstanding WIE membership units entitled to vote for the consolidation transaction.
Q: Is each consolidation transaction contingent upon the consummation of the other consolidation transactions?
A: No. In addition to the consolidation of WIE into Newco, Newco has also proposed the consolidation of REG, Central Iowa Energy, LLC (CIE), and Blackhawk Biofuels, LLC (Blackhawk) into Newco. Each of the CIE, WIE, and Blackhawk consolidation agreements is contingent only upon the closing of the consolidation of REG into Newco, but is not contingent on any of the other consolidation transactions. For example, if all conditions to closing under the Asset Purchase Agreement between REG and WIE are satisfied, but the closing conditions under the CIE and Blackhawk consolidation agreements are not satisfied, the REG and WIE consolidation would close and Newco would issue shares in accordance with the REG and WIE Asset Purchase Agreement. However, if closing conditions to the consolidation agreement between REG and Newco are not satisfied but the closing conditions to the CIE, WIE, and Blackhawk consolidation agreements are satisfied, none of the consolidation transactions would occur. As a result, the combined company may consist of any the following:
•	REG and any one of CIE, WIE or Blackhawk
•	REG, CIE and WIE
•	REG, CIE and Blackhawk
•	REG, WIE and Blackhawk
•	All of REG, CIE, WIE and Blackhawk
Q: Are the consolidation transactions subject to any financing contingency?
A: Yes. Newco’s obligation to consummate any of the consolidation transactions is conditioned upon Newco obtaining working capital financing of the respective operations and a senior credit facility or other working capital lending arrangement, in each case on terms reasonably satisfactory to Newco. The constituent companies’ obligation to consummate their respective consolidation transactions is conditioned on Newco obtaining financing in such amounts and on such terms as reasonably satisfactory to each constituent company.
Q: Following the consolidation, who will manage Newco?
A: It is anticipated that the current executive team of REG will become the management of Newco. In addition, members of the current board of REG will become the members of Newco’s board with the addition of up to three directors, one to be nominated by each of CIE, WIE and Blackhawk, upon the closing of their respective consolidation transaction. A nominee of CIE, WIE and Blackhawk will only be entitled to serve on the board of Newco until the restrictions on the transfer of Newco shares contained in Newco’s Certificate of Incorporation expire or a successor is elected and qualified, or if earlier, the director’s death, resignation or removal.
Q: How will the Newco shares issued to CIE and WIE be distributed to the unit holders?
A. Following the consummation of the WIE asset purchase and as part of WIE’s dissolution, winding up and liquidation, WIE or an agent appointed by WIE will distribute the Newco stock available for distribution to the WIE unit holders in accordance with each member’s positive capital account balance. No transfer of WIE units will be registered on WIE’s unit transfer books as of and after the date or closing of the WIE asset purchase.

Q: Will I be taxed on the consideration that I receive in connection with the consolidation transaction?
A: Tax matters related to the consolidation are very complicated, and the tax consequences of the consolidation to a WIE unit holder will depend on each holder’s own situation. You are encouraged to review the description of the material U.S. federal income tax consequences of the consolidation set forth in the joint proxy statement/prospectus that will be delivered to you prior to the member vote that will be held to consider approval of the WIE consolidation. Each unit holder is encouraged to consult his or her own tax advisor for a full understanding of the tax consequences of the WIE consolidation transaction.
Q: Do I have dissenters’ or appraisal rights with respect to the consolidation transactions?
A: There are no dissenters’ or appraisal rights available under Iowa law or WIE’s Operating Agreement with respect to the WIE asset purchase. If the unit holders of WIE approve the WIE Asset Purchase Agreement by the required vote, the approval is binding on all WIE unit holders.
Q: When do you expect the consolidation to be completed?
A: Newco, REG, CIE, WIE and Blackhawk are working to complete the consolidation as quickly as possible. However, the exact timing of the completion of each consolidation transaction cannot be predicted as each is subject to multiple conditions.
Q: Will my shares in Newco be listed on a public exchange?
A: No. The shares of Newco stock issued in connection with the consolidation will not be listed by Newco on a public exchange. Newco may in the future decide to apply for listing of its shares on a public exchange but does not expect to do so in the near future.
Q: Are the shares of REG, CIE, WIE or Blackhawk listed on a public exchange?
A: No. The shares of REG, CIE, WIE and Blackhawk are not listed on a public exchange.
Q: Will there be any transfer restrictions affecting the shares of Newco Common Stock and Newco Series A Preferred Stock to be issued in connection with the consolidation?
A: Yes. Shares of Newco Common Stock and Newco Series A Preferred Stock may not be sold, pledged, or otherwise transferred by any holder unless the prior written consent of Newco has first been obtained or the transfer is a “permitted transfer” under Newco’s certificate of incorporation. A “permitted transfer” includes:
•	a transfer to a partner, member, stockholder, subsidiary or other affiliate of the stockholder, whether voluntarily or by operation of law;
•	a transfer to an entity that is the legal successor of the stockholder;
•	a transfer in accordance with a marital dissolution decree issued by a court of competent jurisdiction;
•	a bona fide gift;
•	a transfer by will or intestacy;
•	a transfer by a stockholder, which is a trust, to the principal beneficiaries of that trust;
•	a transfer by a stockholder, who is an individual, to a member of such stockholder’s family or to a revocable trust for estate planning purposes; or
•	a transfer pursuant to a bona fide pledge of shares for collateral purposes.
This restriction on transfers will remain in effect until the earlier of (i) one hundred eighty days after the effective date of a registration statement relating to Newco’s initial public offering or (ii) December 31, 2010; provided that either period may be extended for up to 18 days if necessary to allow Newco’s underwriters to comply with rules restricting the underwriters from publishing research 15 days prior to or after expiration of the transfer restriction period. In addition, certain affiliates of the constituent companies will be subject to restrictions under the federal securities laws.

Q: What do I need to do now?
A: You are encouraged to carefully read and consider the information contained in the final joint proxy statement/prospectus, including the annexes, and to consider how the consolidation will affect you. The final joint proxy statement/prospectus will be mailed to you. You should also review the documents referenced under the section entitled “Where You Can Find More Information” in the joint proxy statement/prospectus. Upon receiving your final print copy of the joint proxy statement/prospectus, you should then submit a proxy as soon as possible in accordance with the instructions provided in that joint proxy statement/prospectus and on the proxy card that will be enclosed.
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REG Newco, Inc. has filed with the SEC a Registration Statement on Form S-4 containing a preliminary Joint Proxy Statement/Prospectus and each of REG Newco, Inc., Renewable Energy Group, Inc., and Western Iowa Energy, LLC, plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of REG and unit holders of WIE.
INVESTORS AND SECURITY HOLDERS OF WIE ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by REG Newco or WIE through the web site maintained by the SEC at www.sec.gov.
REG Newco, REG, WIE, and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding REG Newco’s directors and executive officers is available in the preliminary Joint Proxy Statement/Prospectus filed with the SEC on August 10, 2009, and information regarding WIE’s directors and executive officers is available in its proxy statement for its 2009 annual meeting of members, which was filed with the SEC on April 24, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary Joint Proxy Statement/Prospectus filed with the SEC.
DISCLAIMER:
Throughout this report, we make “forward-looking statements” that involve future events, our future performance, and our future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties.
Western Iowa Energy, LLC
1220 S. Center St.
PO Box 399
Wall Lake, IA 51466
www.westerniowaenergy.com
Phone: 712-664-2173
Fax: 712-664-2183
Larry Breeding — General Manager — lbreeding@westerniowaenergy.com
Joe Reed — Operations Manager — jreed@westerniowaenergy.com
Joe Neppl — Accountant — jneppl@westerniowaenergy.com
Jeanne Sorensen — Compliance Coordinator — jsorensen@westerniowaenergy.com
Kris Ziegmann — Accounting Assistant/Receptionist — kziegmann@westerniowaenergy.com